UNANIMOUS WRITTEN CONSENT OF DIRECTORS WY Secretary of State
FILED: 03/14/2023 07:23 AM
Original ID: 2023-001237371
Amendment ID: 2023-004082721
GOLD ENTERTAINMENT GROUP, INC.
IN LIEU OF MEETING OF THE BOARD O F DIRECTORS
Pursuant t o the authority granted to directors to take action by unanimous written consent without a meeting, the Board o f Directors (the "Directors") of Gold Entertainment Group, Inc, Inc., a Florida corporation (the "Company"), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder:
Corporate Action for Continuance in the State of Wyoming and Stock Structure Change and Name
Change
WHEREAS, the Directors have resolved on this date, 15th day o f January 2023, to apply in the
State of Wyoming (US) for a continuance as a Profit Corporation; and
WHEREAS, the Directors have resolved to change the Stock Structure as follows:
Increase the authorized PREFERRED SERIES B shares from SEVENTY-FIVE THOUSAND
(75,000) Shares to ONE MILLION (1,000,000) Shares at $1.00 par value; and
WHEREAS, the Directors have resolved o n this date, 15th day of January 2023, to change the name o f the company from
GOLD ENTERTAINMENT GROUP, INC.
TO
GOLD ENTERPRISE GROUP, INC.
And file i n the State of Wyoming (US) for the name change; and
WHEREAS, the Directors believe it is i n the best interest of the Corporation to apply for the above corporate action as set forth in this resolution.
NOW, THEREFORE, B E IT RESOLVED, THAT the application continuance as a Profit
Corporation as set forth herein is hereby authorized and approved.
GENERAL RESOLUTION
BE IT FURTHER RESOLVED, THAT the Officers o f the Corporation are hereby instructed to take whatever action necessary to carry out the resolutions contained herein.
IN WITNESS WHEREOF, the undersigned have set forth their hand as of this Ist day of
February 2023.
Hamon Francis Fytton, President/CEO/Director

STATE OF WYOMING
Office of the Secretary of State
1, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.
CERTIFICATE OF NAME CHANGE
Curent Name: GOLD ENTERPRISE GROUP, INC.
Old Name: GOLD ENTERTAINMENT GROUP, INC.
I have affixed hereto the Great Seal of the State o f Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 14th day of March, 2023
Check Fray Secretary of State
By:_
Kim McColl
Filed Date: 03/14/2023